CONTRACT DE CESIUNE ACTIUNI	CONTRACT FOR TRANSFER OF SHARES
Prezentul contract de cesiune de acţiuni (denumit în cele ce urmează **„Contractul")** a fost încheiat astăzi 29 iunie 2017 de către şi între:	The present contract regarding the transfer of the shares (named in the following „**The Contract**") has been signed today June 29, 2017, between:
IOAN TUSINEAN, cetăţean roman, născut la data de 30 August 1955, in România, Sat Petreştii de Jos, judeţul Cluj, domiciliat in Sibiu, Calea Dumbrăvii nr. 88, CNP 1550830323936 identificat cu CI seria SB, nr. 369900, eliberată de SPCLEP Sibiu la data de 19.12.2017, acţionar în cadrul societăţii CONSTRUCTII S.A. deţinând un număr de 1.427.074 de acţiuni care reprezintă 54.0198% din capitalul social al societăţii pe acţiuni, în calitate de **cedent** ,**(denumit în continuare „Cedentul")**	**IOAN TUSINEAN,** Romanian citizen, born at August 30th, 1955 in Romania, Petrestii de Jos village, Cluj county, domiciled in Sibiu, Calea Dumbrăvii no.88 CNP1550830323936, identified with CI series SB, no. 369900, issued by SPCLEP Sibiu, at 19.12.2017, shareholder in CONSTRUCTII S.A., holding a number of 1.427.074 shares which represent 54.0198% of the social capital of the joint stock company, as **assignor,(named herein "Assignor")**
SI	**AND**
PHI GROUP, INC, persoană juridică constituită si funcţionând in conformitate cu legislaţia statului Nevada, Statele Unite ale Americii, cu sediul principal de activitate situat la adresa 5348 Vegas Drive, # 237, Las Vegas, Nevada 89108, în calitate **de cesionar**,	**PHI GROUP, INC,** a company duly organized and existing under the laws of the State of Nevada, United States of America, with principal business address at 5348 Vegas Drive, # 237, Las Vegas, Nevada 89108, U.S.A., **as assignee**
Având în vedere următoarele:	Taking into consideration the following:
(A) Cedentul deţine 54.0198% din capitalul social (1.427.074 acţiuni) al CONSTRUCTII SA, societate comercială română, cu sediul în Judeţul Sibiu, Oraş Sibiu, Strada Morilor nr. 51,	(A) The Assignor holds 54.0198% of the social capital (1.427.074 shares) of CONSTRUCTII S.A., Romanian commercial company, with its headquarter in, Sibiu County, Sibiu City, 51 Morilor

înregistrată la Oficiul Registrului Comerţului sub nr. J32/139/1991, CIF RO 799324, denumita în continuare „Constructii S.A.”	Street, registered with the Trade Registry under no. J32/139/1991, FC: RO 799324 hereafter referred to as “Constructii S.A.”
(B) Intenţia Cedentului de a transfera către Cesionar 51% din capitalul social deţinut la societatea comercială Constructii S.A. în termenii şi condiţiile prezentului Contract.	(B) The intention of the assignor to transfer towards the Assignee 51% from the social capital hold at the commercial company Constructii S.A. under the terms and conditions of the present Contract
Părţile au încheiat prezentul Contract în următorii termeni şi condiţii:	The parties have closed the present Contract under the following terms and conditions:
1. Obiectul Contractului	**1. Subject of the Contract**
1.1 În conformitate cu prevederile prezentului Contract, Cedentul transferă Cesionarului dreptul de proprietate asupra unui număr de un milion trei sute şaptezeci si patru de mii două sute nouăzeci si opt (1.374.298) de acţiuni deţinute în societatea CONSTRUCTII S.A. (denumite în cele ce urmează “**Acţiunile**”), reprezentând 51% din capitalul social al acesteia, după cum urmează:	**1.1** In accordance with the previsions of the present Contract, the Assignor will transfer to the Assignee the ownership over a number of one million three hundred seventy four thousands two hundred ninety eight (1.374.298) shares held in the company CONSTRUCTII S.A. (named hereafter “**Shares**”), representing 51% of the social capital of the company, as follows:
- **IOAN TUSINEAN**, în calitate de acţionar al Construcţii S.A., deţinând un număr de un milion patru sute douăzeci si şapte de mii şaptezeci si patru (1.427.074) de acţiuni care reprezintă 54.0198% din capitalul social al societăţii, transferă la valoarea determinată, către **PHI GROUP, INC.,** sau unui reprezentant legal	- **IOAN TUSINEAN,** as a shareholder of Constructii S.A., holding a number of one million four hundred twenty seven thousand seventy four (1.427.074) shares which represents 54.0198% from the share capital of the company, transfer, at determined value, to **PHI GROUP, INC.** or its legal designee, the ownership right

al acestuia, dreptul de proprietate asupra unui număr de un milion trei sute şaptezeci si patru de mii două sute nouăzeci si opt (1.374.298) la preţul de 11,1334 Dolari fiecare, însumând cincisprezece milioane de Dolari (15.000.000), reprezentând 51% din capitalul social al Constructii S.A.,	over a number of one million three hundred seventy four thousands two hundred ninety eight (1.374.298) shares, each with a value of 11,1334 Dollars, totalling 15.000.000 Dollars, representing 51% of the social capital of Constructii S.A.
1.1.1 Transferul dreptului de proprietate asupra acţiunilor din patrimoniul Cedentului în patrimoniul Cesionarului se va face in cinci zile lucrătoare de la data plătii integrale a preţului aferent fiecărei etape, în condiţiile stipulate in cuprinsul acestui contract. Transferul proprietăţii asupra acţiunilor, libere de orice sarcini, va opera de drept în favoarea Cesionarului, fără ca nicio altă formalitate să mai fie necesar a fi îndeplinită de către Părţi.	**1.1.1 The transfer of** the ownership **right** over the Social Shares from the patrimony of the Assignor to the patrimony of the Assignee will be accomplished at the date of the full payment of each closing as stipulated in the present contract. The transfer of the Social Shares, unencumbered, will legally operate in the favour of the Assignee, without the necessity of any other formalities to be fulfilled by the Parties.
1.1.2 Ca efect al transferului proprietăţii asupra acţiunilor, Cedentul va transmite Cesionarului toate drepturile şi obligaţiile legate de acţiuni, prevăzute de lege şi de Actul Constitutiv al Constructii S.A., înţelegându-se că structura acţionarilor Constructii S.A.. se va modifica în mod corespunzător, după cum urmează:	**1.1.2** As effect of the transfer of the Social Shares, the Assignor will give to the Assignee all rights and obligations tied to the Shares, established by the law and by the Articles of Incorporation of S.C. Constructii S.A., understanding that the structure of the shareholders of Constructii S.A. will be modified accordingly, as follows:
- **IOAN TUSINEAN** va deţine un număr de 52.776 (cinci zeci si doua şapte sute şaptezeci si şase) acţiuni, reprezentând 3.0198% din capitalul social al Constructii S.A.	- **IOAN TUSINEAN** will hold a number of 52.776 (fifty two thousand seventy seven thousand six) shares, representing 3.0198% of the social capital of Constructii S.A.

- **PHI GROUP, INC** va deține un număr de un million trei sute șaptezeci si patru de mii două sute nouăzeci si opt (1.374.298) actiuni, reprezentând 51% din capitalul social al Constructii S.A.	- **PHI GROUP, INC** will hold a number of one million three hundred seventy four thousands two hundred ninety eight (1.374.298) social shares, representing 51% of the social capital of Constructii S.A.
2. Prețul Contractului	**2. Price of the contract**
2.1 Prețul care trebuie achitat de către Cesionar, Cedentului pentru acțiunile reprezentând 51% din capitalul social este de 15.000.000 Dolari (cincisprezece milioane Dollars) (denumit „**Prețul**"), după cum urmează:	**2.1** The price that must be paid by the Assignee to the Assignor for the Shares representing 51% of the capital of the company is 15.000.000 Dollars (fifteen million Dollars) (named hereafter "**the Price**"), as follows:
2.1.1. <u>Prima etapa</u>: La prima etapa, Acționarii remit către PHI echivalentul în ac□iuni a doua zeci si cinci la sută (25%) din capitalul social al CSA, care este în prezent deținut de Acționar. Concomitent, PHI va transfera ac□ionarului șapte milioane cinci sute de mii Dolari (7.500.000 Dolari) în bani lichizi, prin virament bancar în maxim șaizeci (60) de zile de la data semnării prezentului contract.	**2.1.1**.<u>First Closing</u>: At the First Closing, the Shareholders shall deliver to PHI possession of the Exchange Ownership representing twenty five percent (25%) of equity interest of CSA that is currently owned by the Shareholders. Simultaneously, PHI shall deliver to the Shareholder Seven million five hundred thousand Dollars (7,500,000) in cash money by wire , by bank transfer within maximum sixty (60) days from the date of the signing of this contract;
2.1.2. <u>Etapa finală</u>. În etapa finală, care este la treizeci (30) de zile de la prima închidere, Acționarii livrează către PHI reprezentând doua zeci si șase la sută (26%) din capitalul social al CSA, care este în prezent deținută de Acționari. Concomitent, PHI va oferi Acționarului diferența de preț, respectiv de șapte milioane cinci sute de mii Dolari (7.500.000 Dolari) în cash prin virament bancar.	**2.1.2.** <u>Final Closing</u>. At the Final Closing, which is thirty (30) days following the First Closing, the Shareholders shall deliver to PHI possession of the shares representing twenty six (26%) of equity interest of CSA that is currently owned by the Shareholders. Simultaneously, PHI shall deliver to the Shareholder Seven million five hundred thousand Dollars (7,500,000) in cash money by bank wire transfer.

2.1.4. Închideri alternative. Sub rezerva acordului scris al ambelor părți, PHI și acționarul pot alege să desăvârșească fie închiderea, fie cea finală, în momente diferite de cele menționate în secțiunea 2.1 de mai sus.	**2.1.4.** Alternative Closings. Subject to mutual written consent of both parties, PHI and the Shareholders may choose to consummate Final Closing at times that are different from those stated in Sections 2.1 above.
2.2 Prețul se achită de către Cesionar în Dolari astfel :	**2.2** The price is acquitted by the Assignee in Dollars as follows:
2.2.1. Șapte milioane cinci sute de mii Dolari (7.500.000 Dolari), prețul aferent primei etape se va achita in termen de cel mult șaizeci (60) de zile de la data semnării prezentului contract.	**2.2.1.** Seven millions five hundred thousand Dollars (7.500.000 Dollars), the price for the first stage will be paid within sixty (60) days from the date of signing the present contract.
2.2.2. Diferența de preț, respectiv Șapte milioane cinci sute de mii Dolari (7.500.000 Dollars) se va achita la încă 30 de zile calculate de la data efectuării plății prețului corespondent primei etape de la punctul 2.2.1 de mai sus.	**2.2.2.** The price differential of seven million five hundred thousand Dollars (7.500.000 Dollars) will be paid within another 30 days calculated from the date of payment of the corresponding price for the first stage of item 2.2.1 above.
3. Declarații, garanții și obligații ale Părților	**3. Declarations, guarantees and obligations of the Parties**
3.1 Declarații, garanții și obligații ale Cedentului.	**3.1 Declarations, guarantees and obligations of the Assignor.**
3.1.1 Cedentul declară și garantează că acțiunile sunt libere de orice sarcini, acțiuni, datorii sau pretenții din partea oricăror terți.	**3.1.1** The Assignor declares and guarantee that the Social Shares are unencumbered, by actions, debts, or claims by third parties.
3.1.2 Cedentul declară și garantează că (i) Construcții S.A este o societate română pe acțiuni, înregistrată și organizată cu respectarea deplină a legislației române, (ii) Construcții S.A.	**3.1.2** The assignor declare and guarantees that (i) Constructii S.A. is a Romanian Stock Company, registered and organized in full compliance of the Romanian

nu a încălcat nicio lege, statut, ordonanţă, regulament, ordin, somaţie, ordonanţă preşedinţială, decret sau hotărâre a oricărei instanţe sau a oricărui departament guvernamental, comisie, consiliu, birou, agenţie sau instrument, interne sau străine, şi (iii) Construcţii S.A. a plătit toate impozitele, impunerile, contribuţiile sociale, taxele sau alte evaluări sau sarcini de orice natură impuse de orice autoritate fiscală sau de altă natură.	legislation, (ii) Constructii S.A. has not violated any law, statute, ordinance, rule, order, summons, presidential ordinance, decree or decision of any court or any governmental department, committee, council, office, agency or instrument, internal or external, and (iii) Constructii S.A. has paid all taxes, charges, social security contributions, taxes or other assessments or charges of any kind imposed by any tax authority or otherwise.
3.1.3 Cedentul transmite Cesionarului şi dreptul de a încasa dividende sau orice alte beneficii născute anterior prezentei cesiuni.	**3.1.3** The Assignor gives to the Assignee also the right to cash in dividends or any other benefits born prior to the present transfer.
3.1.4 Cedentul declară că vor fi prezentat toate documentele şi toate informaţiile cu privire la întreaga activitate a societăţii Construcţii S.A. până la data parcurgerii primei etape prevăzută în prezentul contract, documentele fiind menţionate în Anexa nr. 1 la contract.	**3.1.4** The Assignor declares that all documents and all information in regard with all the activity of the company Constructii S.A., until the date of the signing the present contract, shall have been presented to Assignee prior to the first closing, which documents are mentioned in Annex 1 to the present contract.
3.2 Declaraţii, garanţii şi obligaţii ale Cesionarului	**3.2 Declarations, guarantees and obligations of the Assignee**
3.2.1 Cesionarul se obligă să îşi respecte integral obligaţiile de plată asumate faţă de Cedent în conformitate cu prevederile prezentului contract	**3.2.1** The Assignee obliges himself to fully respect the obligations to pay assumed towards the Assignor as established by present contract.
4.Diverse	**4. Various**
4.1 Fiecare Parte va fi responsabilă de îndeplinirea obligaţiilor fiscale ce îi	**4.1** Each Party shall be held responsible for the compliance with

incumbă în temeiul prezentului Contract.	fiscal obligations incumbent upon it under this Agreement.
4.2 Fiecare Parte garantează celeilalte că are deplina putere de a încheia prezentul Contract, care reprezintă deci un instrument valabil şi obligatoriu.	**4.2** Each Party guarantees to the other that it has full power to conclude the present Contract, which represents a valid and mandatory instrument.
4.3 Documentele de încorporare ale Construcţii S.A., precum şi oricare şi toate documentele Construcţii S.A. aflate în posesia Cedentului (prevăzute în checklist) vor fi înmânate, în original, la data semnării contractului de cesiune de acţiuni.	**4.3** The incorporation documents of Constructii S.A., as well as any or all documents Constructii S.A. held by the Assignor (provided by the checklist) will be given in original, at the date of the signing of the present contract for transferring the Social Shares.
4.4 Părţile vor acţiona cu bună credinţă în vederea îndeplinirii întocmai a obiectului prezentului contract.	**4.4** The parties will act in good faith in order to fulfil the object of present contract.
4.5 Fiecare dintre prevederile prezentului contract sunt separabile şi distincte unele de altele şi în cazul în care una sau mai multe dintre aceste prevederi va deveni nevalabilă, ilegală sau inaplicabilă, validitatea, legalitatea sau aplicabilitatea prevederilor rămase din acest contract nu vor fi in niciun fel afectate sau considerate inaplicabile prin aceasta. În plus, în cazul în care vreuna din prevederile prezentului contract nu va putea fi executată în modalitatea descrisă în contract, părţile Contractante se obligă să îndeplinească respectiva obligaţie cât priveşte finalitatea acesteia printr-un alt act juridic având efecte similare. Acest act juridic se va încheia în termen de cel mult cinci zile lucrătoare de la data la care ar fi trebuit încheiat actul prevăzut iniţial,	**4.5** Each of the provisions of the present contract is separable and distinct one from another, and in the case in which one or more of these provisions are to become invalid, illegal or inapplicable, the validity, legality or applicability of the remaining previsions from this contract will not be in any way affected or considered inapplicable by this. More, in the case in which one of the provisions of this contract cannot not be as described in the contract, the Parties oblige themselves to fulfil the said obligation in terms of its finality through another legal document which has similar effects. This legal document will be closed in maximum five working days from the date in which the initial document would have been signed, under the penalty to pay damages.

sub sancţiunea plăţii de daune interese.	
4.6. Cesionarul a luat act de Deciziile Consiliului de Administraţie al Construcţii S.A. din data de 29.03.2017, respectiv cea din 30.03.2017 şi declară că este de acord şi va respecta în totalitate conţinutul acestora astfel cum au fost ataşate.	**4.6.** The Assignee takes note of the decisions of the Board of Directors of Construction S.A. Dated March 29, 2017, respectively March 30, 2017 and declares that it agrees and will fully respect their content as attached.
4.7 Cesionarul a luat act de situaţia imobilelor aflate în patrimoniul Constructii S.A. cu privire la care există promisiuni de vânzare în vigoare şi este de acord. Atesta că a luat la cunoştinţă de acestea exact cum au fost individualizate în Anexa 2 la prezentul contract semnată de Cedent.	**4.7** The transferee has taken note of the situation of the buildings in the patrimony of Constructions S.A., about which there are sales promises and agreements in place. They certify that they have taken note of them exactly as they were individualized in Annex 2 to this contract signed by Assignor.
4.8 Cesionarul PHI consimte si este de acord ca în măsura în care termenul de plată prevăzut la punctul 2.2.1 din Contract, respectiv şaizeci (60) de zile pentru plata preţului aferent primei etape nu este respectat, prezentul contract este nul de drept fără să mai fie necesară intervenţia unei instanţe.	**4.8** The Assignor PHI agrees that if the deadline provided by article 2.2.1 respectively sixty (60) days afferent to the first closing so far as the payment, this contract is null and void without the need for intervention A court.
5. Legea aplicabilă	**5. Applicable Law**
5.1 Legea aplicabilă este legea română.	**5.1** The applicable Law is the Romanian Law.
5.2 În caz de divergente între părţile contractante cu privire la înţelesul clauzelor prezentului contract, la executarea obligaţiilor asumate sau cu privire la orice aspect derivând din încheierea prezentului contract se va soluţiona în primul rând pe cale amiabilă.	**5.2** In case of disputes between the Parties in regard with the meaning of the provisions of the present contract, in regard with fulfilment of the obligations assumed or in regard with any aspect deriving from the present contract will be solved first on an amiable way.
5.3. În cazul în care soluţionarea pe	**5.3** In the case in which solving

cale amiabilă nu este posibilă, soluţionarea diferendelor va fi realizată de instanţele judecătoreşti competente material din România.	through amiable way is not possible, solving the disputes will be done by the court from Romania.
IOAN TUSINEAN ____________________	**IOAN TUSINEAN** ____________________
PHI GROUP, INC. **Prin**	**PHI GROUP, INC.** **By**
HENRY FAHMAN – CEO & CHAIRMAN ____________________	**HENRY FAHMAN – CEO & CHAIRMAN** ____________________
HORACE HORUMBA – PRESEDINTE EUROPA EST. ____________________	**HORACE HORUMBA – PRESIDENT EASTERN EUROPE.** ____________________
ANEXE: 1. LISTA CU DOCUMENTELE PREZENTATE LA INCHIEREA PREZENTULUI CONTRACT (BALANTA PE ULTIMA LUNA, TOATE DOCUMENTE ORC, CERTIFICAT DE LA ORC, CERTIFICAT DE LA ANAF/TAXE SI IMPOZITE , LISTA CU TOATE CONTRACTELE SOCIETATII, LISTA CU ANGAJATII ASOCIETATII SAU DECLARATIE CA SOCIETATEA NU ARE ANGAJATI, LISTA CU TOATE CONTURILE SOCIETATII SI EXTRASE DE CONT LA ZI)	ANEXES: 1. LIST WITH THE DOCUMENTS SUBMITTED AT THE SIGINIG OF THIS AGREEMENT (BALANCE - IN LAST MONTH, ALL TRADE REGISTER DOCUMENTS, ORC CERTIFICATE, CERTIFICATE OF ANAF / TAXE, LIST OF ALL CONTRACTS OF THE COMPANY, EMPLOYEES LIST OR STATEMENT THAT THE COMPANY AHS NO EMPLOYEES, LIST OF ALL THE COMPANY'S ACCOUNT +BANK STATEMENTS,)

PHI GROUP, INC.
CORPORATE
SEAL
1982
NEVADA

2. SITUA□IA IMOBILELOR AFLATE ÎN PATRIMONIUL CONSTRUCTII S.A. CU PRIVIRE LA CARE EXISTA PROMISIUNI DE VANZARE IN VIGOARE.	2. SITUATION OF THE BUILDINGS IN THE PATRIMONY OF CONSTRUCTII S.A. REGARDING TO WHICH THERE ARE PROMISSES OF SALE AND AGREEMENTS IN PLACE.

ANNEX 1
CHECKLIST

	Provided	N/A	Date
1. SUMMARY			
1.1 **Executive Summary**	( )	( )	
1.2 Contact information a. Company description b. Company history c. Management d. Capital structure e. Audited financial information			
1.3 Business Plan	( )	( )	
2. FINANCIAL INFORMATION			
2.1 Historical Financial Statements (10K/10Q, if applicable)	( )	( )	
2.2 Pro Forma Financial Statements Current and prior years' pro-formas. Detailed financial plan (with assumptions) for the next three years, meeting the following conditions: a. Plan should be as conservative as possible. b. Project sales by product or by line of business. c. Include product development costs. Explain accounting treatment (expensed or deferred). d. Include income statements, balance sheets, cash flow statements, and statements of changes in owner's equity; first two years on a monthly basis. Also provide full footnote disclosure.	( )	( )	
2.3 Variance Analysis Monthly variance analysis for current and previous year.	( )	( )	
2.4 Financial Agreements Describe all current financing (debt and equity) agreements and relationships. Copies of related contracts, agreements, and descriptions of any verbal understandings. Include summary documentation regarding loans between Company directors, shareholders, employees, etc.	( )	( )	
2.5 A/P Aging Schedule Quarterly A/P aging schedule for current and previous year.	( )	( )	
2.6 A/R Aging Schedules Quarterly A/R aging schedule for current and previous year.	( )	( )	

ANNEX 1
CHECKLIST

	Provided	N/A	Date
2.7 Properties	( )	( )	

List of all real property owned or rented, including location by county and state; include street and/or mailing address. Also include the following items:

a. Other material interest. List of all material mortgages, liens, and security interests affecting properties of the Company or any subsidiary.

b. Fixed asset schedule. Fixed asset detail listing by operating entity, including depreciation schedules at most recent year-end and as of recent interim date.

c. Lease schedule. Schedule and copies of all capital and operating leases (including land, buildings, information systems, manufacturing equipment, motor vehicles, etc.), please include overseas locations.

2.8 Taxes ( ) ( )

Copies of Federal, State, and local income tax returns for the previous three years, including returns for acquired entities for periods prior to acquisition.

2.9 Cash Management ( ) ( )

Provide a detailed discussion of cash management activities, including the following:

a. Detailed list of all bank accounts – *include authorized signatories*.

b. Explanation of cash transfer procedures.

c. Schematic presentation of cash inflows and outflows.

d. Highlight any special purpose accounts, investment accounts, etc.

2.10 Other Assets ( ) ( )

Include information relating to notes receivable, investments, goodwill, etc.

3. ORGANIZATIONAL INFORMATION

3.1 Organizational Documents ( ) ( )

a. Articles of Incorporation. Company and subsidiary Articles of Incorporation and By laws, as amended to date.

b. Resolutions/Authorizations. Copies of all resolutions and/or authorizations adopted by the Board of Directors and/or shareholders.

c. Include all minutes of meetings held by Board of Directors and any Committees of the Board of Directors and shareholders of Company since date of incorporation. Also include organizational minutes and all minutes authorizing the issuance of shares.

d. Locations of operations, including address, phone and fax numbers.

3.2 Capital Structure/Shareholder Documents ( ) ( )

a. Shareholder schedule – common and preferred (complete shareholder list).

	Provided	N/A	Date

b. Option and warrant schedule.
c. Shareholder agreements. Including stock purchase agreements (founders', common, preferred), preemptive rights agreement, buy/sell and trust agreements.
d. Proxies
e. Offering memorandums. Current and previous private placements, public offerings, etc.

4. OPERATIONS

4.1 Industry/Market Information ( ) ( )

a. Research reports, studies, analyst reports, etc.
b. Competitor information. Analyst reports, press kits, press releases and other documents and information relating to competitor firms.

4.2 Management ( ) ( )

a. Completed AIS authorization form (if applicable).
b. Compliance for signed by all key management, Directors, & key employees.
c. Copies of resumes and resume verification of management, Directors, and key employees.
d. Dun & Bradstreet Business Information Report (if applicable).
e. Credit Report on key employees, Board of Directors and principals.
f. Check for FINRA Violations (if applicable).
g. Pinkerton check on Board of Directors and principals (if applicable).
h. SEC check on Board of Directors and principals (if applicable).

4.3 Marketing & Sales ( ) ( )

a. Marketing materials. Provide all current brochures, forms, and marketing materials relating to products, product lines, and services.
b. Public Relations. Describe the Company's public relations program. Provide copies of all press releases, news stories, articles, etc.
c. Investor Relations. Describe the Company's investor relations program; provide related documentation and any reports/analysis related to program effectiveness.
d. News Releases for the last year.

4.4 Manufacturing/Production ( ) ( )

Schematic presentation of manufacturing/production process(es).

4.5 Research & Development ( ) ( )

a. Current R&D activities. Include discussion of products/services under development and

	Provided	N/A	Date

planned release/sales dates.

b. R&D vs. competition. Discussion of Company's strategy to address competing products and services.

c. Other documents relating to Company R&D.

4.6 Contracts ( ) ( )

a. Contracts/agreements with customers.

b. Supplier and/or manufacturer agreements.

c. Professional services contracts. Agreements with any/all outside professional service providers, including attorneys, law firms, investment bankers, consultants, tax advisors, directors, financial marketing companies, etc.

d. Other contracts and agreements, including non-complete and related agreements, secrecy confidentiality, and non-disclosure agreements, material oral agreements, etc.

4.7 Pending Material Events ( ) ( )

Acquisitions & Divestitures. Discussion of pending acquisitions/divestitures. Discussion of potential acquired/divested firms. Discussion of any continuing liabilities related to acquisitions/divestitures.

a. Material litigation. Discussion of current and/or pending litigation.

b. Other pending material events.

4.8 Information Technology ( ) ( )

Discussion of IT strategy, including the following:

a. Discussion of IT growth strategy.

b. Use of IT to capture customer data and market to customer database(s).

c. Network and data security; backup and maintenance systems.

4.9 Human Resources ( ) ( )

a. Organizational chart. Describe and include a detailed organizational chart for management and departmental structure.

b. Management compensation. Schedule of management compensation, including cash compensation, deferred and/or accrued cash compensation, and third party compensation.

c. Employment contracts (current and former); include employee handbooks.

d. Labor contracts. Copies of current labor contracts, including collective bargaining agreements and other related agreements.

e. Indemnification agreements.

4.10 Intellectual Property ( ) ( )

a. Patents, trademarks, etc. Complete list and copies of all intellectual property items used or

ANNEX 1
CHECKLIST

	Provided	N/A	Date

owned by the Company. Include patents and copyrights, trademarks and tradenames, servicemakes, franchises, royalty and distribution agreements, licenses, etc.

b. Legal opinion about intellectual property. Provide opinions of counsel regarding enforceability of intellectual property rights. Include relevant correspondence from counsel to Company and intellectual property rights holders and/or their counsel.

	Provided	N/A	Date
4.11 Government Regulations	( )	( )	

a. Permits and consents. Provide copies of all material permits, licenses, or governmental consents required to perform the business of the Company as it is presently conducted.
b. Environmental impact reports. Provide copies of any impact reports, studies, and hazardous waste reports relating to any of the Company's real property.

	Provided	N/A	Date
4.12 Insurance	( )	( )	

a. Liability coverage. Discussion and copies of current insurance policies for workers' compensation, general and professional liability coverage.
b. Claims summary. Summary of claims made under each policy.
c. Insurance judgments. Copies of all consent decrees, judgments, other decrees or orders, settlement agreements and other agreements to which Company or any subsidiary is a party or is bound requiring or prohibiting any future activities.

IOAN TUSINEAN

____

PHI GROUP, INC.
Prin

HENRY FAHMAN – CEO & CHAIRMAN

____

PHI GROUP, INC. CORPORATE SEAL 1982 NEVADA

HORACE HORUMBA – PRESEDINTE EUROPA EST

____

ANEXA 2

Lista imobilelor aflate în patrimoniul Constructii S.A.
pentru care există promisiuni de vânzare în vigoare

I. Terenuri Selimbar Total NSA:

- cf 100726 Selimbar, top 100726, supr. 84 mp.
- cf 100729 Selimbar, top 100729, supr. 84 mp.
- cf 100730 Selimbar, top 100730, supr. 84 mp.
- cf.100731 Selimbar, top 100731, supr. 315 mp.
- cf.100273 Selimbar, cad. 2373/3, supr. 300 mp.
- cf 100716 Selimbar, top. 100716, supr. 1035 mp.
- cf 100738 Selimbar, top 100738, supr. 509 mp.
- cf 100741 Selimbar, top 100741, supr. 507 mp.
- cf.100742 Selimbar, top 100742, supr. 506 mp.
- cf 100743 Selimbar, top 100743, supr. 521 mp.
- cf 100714 Selimbar, top 100714, supr. 546 mp.
- cf 100715 Selimbar, top 100715, supr. 791 mp.

II. Teren + imobil Morilor 51

- cf. 100796 Sibiu (cf vechi 14657 Sibiu), top 1834/2/1, 1889 mp. teren + bloc administrativ P+1

III. Teren + constructii Triajului (Fabrica de Cultura)

- cf. 125901 Sibiu, top 125901, supr. teren 34.000 mp + constructii

IV. Terenuri Avrig-Bradu Total NSA:

- cf 107200 Avrig, cad. 107200, supr. 4.200 mp.
- cf. 107197 Avrig, cad. 107197, supr. 4.000 mp.
- cf. 107191 Avrig, cad. 107191, supr. 2.200 mp.
- cf. 107195 Avrig, cad. 107195, supr. 4.000 mp.
- cf. 107278 Avrig, cad. 107278, supr. 2.900 mp.
- cf. 107204 Avrig, cad. 107204, supr. 5.500 mp.
- cf. 107190 Avrig, cad. 107190, supr. 2.000 mp.
- cf. 107198 Avrig, cad. 107198, supr. 2.000 mp.
- cf. 107199 Avrig, cad. 107199, supr. 4.200 mp.
- cf. 107218 Avrig, cad. 107218, supr. 1.100 mp.
- cf. 107208 Avrig, cad. 107208, supr. 9.900 mp.
- cf. 107207 Avrig , cad 107207, supr. 13.900 mp.
- cf. 105285 Avrig, cad. 1601, supr. 11.300 mp.
- cf. 105266 Avrig, cad. 17170/7, supr. 9.200 mp.
- cf. 105263 Avrig, cad. 17170/4, supr. 2.900 mp.
- cf. 105264 Avrig, cad. 17170/5, supr. 5.000 mp.
- cf. 105262 Avrig, cad. 17170/3, supr. 600 mp.
- cf. 105265 Avrig, cad. 17170/6, supr. 3.600 mp.
- cf. 105291 Avrig, cad. 1566, supr. 2.900 mp.
- cf. 105269 Avrig, cad. 17170/12, supr. 1.400 mp.
- cf. 105268 Avrig, cad. 17170/11, supr. 750 mp.
- cf. 105267 Avrig, cad. 17170/10, supr. 750 mp.
- cf. 103768 Avrig, cad. 2230, supr. 6.000 mp.
- cf 105261 Avrig, cad. 17170/2, supr. 4.000 mp.
- cf. 107216 Avrig, cad. 1097/1, supr. 9.150 mp.
- cf. 103872 Avrig, cad. 1382, supr. 5.000 mp.
- tarla 134, parcela 2703/11/1, supr. 7.850 mp. (in curs de intabulare)

IOAN TUSINEAN

PHI GROUP, INC.
Prin
HENRY FAHMAN – CEO & CHAIRMAN

PHI GROUP, INC CORPORATE SEAL 1982 NEVADA

HORACE HORUMBA – PRESEDINTE EUROPA EST.